KushCo Holdings Reports Preliminary Fiscal Fourth Quarter 2020 Results

Company Expects Fiscal Q4 2020 Revenue to Increase 14% to 17% Sequentially and to Achieve Positive Adjusted EBITDA For the First Time in Three Years

Company Reiterates Fiscal Q4 2020 Cash SG&A Guidance of $6.5 Million to $7.5 Million

CYPRESS, Calif., — September 24, 2020 — KushCo Holdings, Inc. (OTCQX: KSHB) (''KushCo'' or the ''Company''), the premier provider of ancillary products and services to the legal cannabis and CBD industries, today reported preliminary and unaudited financial results for its fiscal fourth quarter ended August 31, 2020.

KushCo expects its preliminary and unaudited fiscal fourth quarter 2020 revenue to be between approximately $25.5 million and $26.0 million, compared to approximately $22.3 million in its fiscal third quarter 2020, which represents an improvement from its previously disclosed guidance of between $24.0 million and $26.0 million. The 14% to 17% expected sequential increase in revenue is being driven primarily by an increase in sales to the Company’s top 100 customers, which consist of leading multi-state operators (MSOs), licensed producers (LPs), and brands.

The Company also expects its preliminary and unaudited fiscal fourth quarter 2020 cash SG&A expenses (which represent SG&A expenses excluding non-cash expenses, such as bad debt expense, stock-based compensation, depreciation, and amortization) to be between $6.5 million and $7.5 million, which is consistent with the Company’s previously disclosed financial guidance.

In addition, the Company expects adjusted EBITDA for the fiscal fourth quarter 2020 to be preliminarily between $0.25 million and $0.75 million, which represents an improvement from its previously disclosed guidance of between ($1.0) million and $1.0 million.

“Fiscal Q4 2020 was arguably the most pivotal quarter in KushCo’s entire 10-year history, as we returned to growth, executed on our strategic plan, and achieved our first quarter of positive adjusted EBITDA in more than three years,” said Nick Kovacevich, KushCo’s Co-founder, Chairman and Chief Executive Officer. “On behalf of the entire leadership team, I could not be more proud of our KushCo family, who embraced our spirit and track record of overcoming significant challenges, and who came together in a time of immense difficulty to turn around the business and get us to the much healthier and promising position we believe we are in today. From right-sizing our cost structure, streamlining our inventory and consolidating our warehouses to refocusing on our core customers, tightening our credit standards and improving our collections activity, we are thrilled to have delivered on the initiatives we said we were going to deliver, giving us a solid foundation to continue growing our business profitably moving forward. We realize there is still a lot of work to be done, but we are encouraged with the substantial progress we have made, especially when considering the challenging, but constructive, journey we underwent in fiscal 2020, starting with the illicit market vape crisis and culminating with the ongoing COVID-19 pandemic. Looking ahead, we will continue to focus on aligning deeper with—and cross-selling more to—the large and creditworthy MSOs, LPs, and leading brands, who appear more poised than ever to reap the lion’s share of the benefits from the industry’s next stage of expansion.”

The Company ended the fiscal quarter and year with approximately $10.5 million in cash, and did not draw on its revolving credit facility during the fiscal quarter.

The preliminary results described in this press release are preliminary and unaudited and are subject to change based on the completion of the Company's normal quarter-end review processes. As a result, these preliminary results may be different from the actual results that will be reflected in the Company’s condensed consolidated financial statements for the fiscal quarter ended August 31, 2020 when they are released. KushCo expects to report its complete fiscal fourth quarter and full year 2020 financial results in late October or early November 2020. The Company will announce the date, time and details of its earnings conference call at least a week prior to the call.

About KushCo Holdings

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is the premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, processors and producers across North America, South America, and Europe. The Company has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine.

For more information, visit www.kushco.com or call (888) 920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "look forward," "expect," “anticipate,” “project,” “should,” "believe," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by the Company herein are often discussed in the Company’s filings with the United States Securities and Exchange Commission (SEC), which are available at: www.sec.gov, and on the Company's website, at: www.kushco.com.

Non-GAAP Financial Measures

This press release includes certain non-GAAP (Generally Accepted Accounting Principles) financial measures, including cash SG&A and EBITDA. Cash SG&A is calculated by subtracting non-cash expenses, such as bad debt expense, stock-based compensation, depreciation, and amortization from GAAP sales, general and administrative (SG&A) expenses. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income (loss).

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.

The Company believes the most directly comparable GAAP financial measure to cash SG&A and EBITDA are SG&A and net income (loss), respectively The Company has not included in this press release forward-looking SG&A and net income (loss) because such information is not accessible on a forward-looking basis without an unreasonable effort. The Company is unable to provide a reconciliation of the forward-looking non-GAAP financial measures, cash SG&A and EBITDA, to the most directly comparable GAAP financial measures, SG&A and net income (loss), because not all of the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available to the Company without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

KushCo Holdings Contact

Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com

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